UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2017

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2017, Advanced Drainage Systems, Inc. (the “Company”) and D. Scott Barbour, the Company’s President and Chief Executive Officer, entered into award agreements for the issuance by the Company of 55,697 shares of restricted stock and 185,827 nonqualified stock options, which awards were made to Mr. Barbour as part of his appointment as the Company’s President and Chief Executive Officer.

The restricted stock award vests in three equal annual installments beginning on September 1, 2018, provided that Mr. Barbour remains in continuous service with the Company through the relevant vesting date.  Upon death or disability all restricted stock awarded not previously vested or forfeited will vest on such date.  The nonqualified stock options provide for the right to purchase the Company’s common stock at an exercise price of $19.75 per share, with options becoming vested in three equal annual installments beginning on September 1, 2018, provided that Mr. Barbour remains in continuous service with the Company through the relevant vesting date.  The options have an expiration date of September 1, 2027.  Upon death or disability all options awarded not previously vested or forfeited will vest on such date.

The foregoing awards were made under the Company’s 2017 Omnibus Incentive Plan (the “2017 Incentive Plan”) which was approved by the Company’s stockholders on July 17, 2017.  The 2017 Incentive Plan provides for the award of stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, cash-based awards, performance awards (which may take the form of performance cash, performance units or performance shares) and other stock-based awards.  The 2017 Incentive Plan is filed as Exhibit 10.1 attached hereto and is described in more detail in the Company’s proxy statement for the 2017 Annual Meeting, as thereby amended.  The description of each of the awards granted to Mr. Barbour is qualified by reference to the full text of the forms of such award agreements entered into between the Company and Mr. Barbour, copies of which are attached as Exhibits 10.2 and 10.3 and incorporated herein by reference.  Such forms may be used in connection with future grants of restricted stock and stock options to eligible participants in the 2017 Incentive Plan.

Item 9.01  Financial Statements and Exhibits.

(d)     Exhibits.

10.1Advanced Drainage Systems, Inc. 2017 Omnibus Incentive Plan.

10.2Form of Restricted Stock Award Notice and Award Agreement.

10.3Form of Notice of Grant of Stock Options and Stock Option Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: September 8, 2017	By:	/s/ Scott A. Cottrill
	Name:	Scott A. Cottrill
	Title:	EVP, CFO and Secretary